UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 16, 2005

Portrait Corporation of America, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-8550	57-1208051
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

815 Matthews-Mint Hill Road, Matthews, North Carolina	28105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(704) 847-8011

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⁪ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⁪ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⁪ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⁪ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On June 16, 2005, Portrait Corporation of America, Inc. (the “Company”) issued a press release disclosing it had filed Form 12b-25, Notification of Late Filing, in connection with its Quarterly Report on Form 10-Q, which was due on June 15, 2005 for the thirteen weeks ended May 1, 2005. The press release indicated the reasons the Company filed Form 12b-25 and included unaudited financial results. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Form 8-K is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Form 8-K shall not be incorporated by reference in any other filing under the Securities Exchange Act of 1934 or Securities Act of 1933 except as shall be expressly set forth by specific reference to this Form 8-K in such filing.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

99.1	Press release issued on June 16, 2005. (Furnished and not filed with the SEC)

Doc #:NY6:995833.2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

PORTRAIT CORPORATION OF AMERICA, INC.

Date: June 16, 2005	By: /s/ Barry J. Feld
Barry J. Feld
President, Chief Executive Officer, and Chairman of the Board

EXHIBIT 99.1

PRESS RELEASE

PORTRAIT CORPORATION OF AMERICA, INC. FILES NOTIFICATION OF LATE FILING WITH SEC
MATTHEWS, NC, June 16, 2005 - Portrait Corporation of America, Inc. (the “Company”) has filed Form 12b-25, Notification of Late Filing, in connection with its Quarterly Report on Form 10-Q, which was due yesterday. In its filing, the Company noted it was unable to file timely its 10-Q for the thirteen weeks ended May 1, 2005, because it has not yet filed its Annual Report on Form 10-K for the fiscal year ended January 30, 2005 (“fiscal 2004”).

In addition, the Company disclosed that during fiscal 2004, the Company became aware of a tax claim for amounts due to the Servicio de Administracion Tributaria (the “SAT”), the Mexican Tax Authority from the Company’s Mexican subsidiary. The amounts alleged due by the SAT related predominantly to a tax audit for fiscal years 1997 and 1998 in the amount of $1.4 million as well as approximately $0.1 million for January through June of 2000. Due to the time lapse of the non payment, fines, penalties and interest of $4.5 million had been added to the outstanding claim. Following a preliminary investigation by the Company, the Company engaged legal representation in Mexico and the U.S. to assist in negotiating a settlement with SAT, and engaged an independent accounting firm to complete forensic accounting work to determine the extent of suspected fraudulent transactions conducted by former employees of the subsidiary. In conjunction with the forensic accounting work, the Company conducted its own internal accounting investigation. As a result, the Company concluded that certain adjustments were required to the underlying books and records of the historical financial statements which are in the process of being completed.

Further, the Company disclosed in its Form 12b-25 filing that it anticipates sales to be lower in the fiscal quarter ended May 1, 2005 ("Q1 2005") than in the fiscal quarter ended May 2, 2004 ("Q1 2004"), $78.2 million as compared to $79.9 million.  This is a result of weaker same studio sales attributable to a decline in customer sittings partially offset by an increase in average order size per customer.

The increase in average order size is primarily the result of a higher percentage of customers purchasing higher-value custom offers versus introductory package offers.  The Company believes the lower customer sittings in Q1 2005 are partially due to the effects of this year's early Easter, a seasonally important time for family and pre-school portrait sales.  Historically, the Company has recognized lower Easter-related sales and lower customer sittings in those years when Easter falls earlier on the calendar.

These same studio sales trends have reduced gross profit to 19.5% of sales in Q1 2005, or $15.2 million, as compared to 21.5% in Q1 2004, or $17.2 million.  Income from operations has been reduced to 3.2% of sales in Q1 2005, or $2.5 million, as compared to 6.8% in Q1 2004, or $5.5 million.  The decline in sales, gross profit and income from operations in fiscal 2004 and Q1 2005 has had a significant impact on the Company's liquidity and the Company is in discussions to obtain additional financing which the Company believes is necessary to provide the amount of liquidity which the Company will require for operating purposes during fiscal 2005. Such financing will have a significant effect on the disclosures in the Company's Form 10-Q, including the consolidated financial statements and the footnotes thereto.

About Portrait Corporation of America, Inc.

The Company is the largest operator of retail portrait studios in North America and one of the largest providers of professional portrait photography products and services in North America based on sales and number of customers. Operating under the trade name Wal-Mart Portrait Studios, the Company is the sole portrait photography provider for Wal-Mart Stores, Inc. As of January 30, 2005, the Company operated 2,401 permanent portrait studios in Wal-Mart discount stores and supercenters in the United States, Canada, Mexico, Germany and the United Kingdom and provided traveling services to approximately 1,000 additional Wal-Mart store locations in the United States. The Company also serves other retailers and sales channels with professional portrait photography services.

Forward-Looking Statements

Certain statements may constitute "forward-looking" statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve risk, uncertainties, and other factors, which may cause the actual results, performance, or achievement expressed or implied by such forward-looking statements to differ materially from the forward-looking statements. Among the forward-looking statements in this release are statements relating to an investigation at a foreign subsidiary and the Company's need to secure additional financing. These statements are dependent on the results of such investigation and the ability to secure or, if secured, the nature of additional financing. Although the Company believes the statements are reasonable, it can give no assurance that such expectations will prove correct. The Company cautions that any forward-looking statements contained herein are not a guarantee of future performance and that actual results may differ materially.

Contact:
Portrait Corporation of America, Inc.
Don Norsworthy (704) 588-4351 x2404